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                                                                 Exhibit 23.2


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Pre-Effective Amendment No. Five to the Registration Statement on Form S-11 of our report dated February 23, 2004, relating to the financial statements of CNL Income Properties, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

Orlando, Florida
April 8, 2004